UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                             ----------------------

                        AMENDMENT NO. 1 TO CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): FEBRUARY 1, 1999
                               (NOVEMBER 19, 1998)


                       MRS. FIELDS' ORIGINAL COOKIES, INC.
             (Exact name of Registrant as specified in its charter)



                          DELAWARE 333-45179 87-0552899
             (State or Other (Commission File Number) (IRS Employer
               Jurisdiction of Incorporation) Identification No.)

                    2855 EAST COTTONWOOD PARKWAY, SUITE 400
                                 SALT LAKE CITY,
                                 UTAH 84121-7050
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (801) 736-5600


                                 Not Applicable
          (Former name or former address, if changed since last report)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS


ITEM 7(a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


             Filed herewith as a part of this report are the following financial statements for Pretzelmaker Holdings, Inc. (i) Reports of Independent Certified Public Accountants, (ii) Consolidated Balance Sheets as of December 31, 1996 and 1997 and September 30, 1998 (Unaudited), (iii) Consolidated Statements of Operations for the period from February 24, 1995 (Inception) to December 31, 1995, and the years ended December 31, 1996 and 1997 and the nine months ended September 30, 1997 (Unaudited) and 1998 (Unaudited), (iv) Consolidated Statements of Stockholders' Equity for the period from February 24, 1995 (Inception) to December 31, 1995, the years ended December 31, 1996 and 1997 and the nine months ended September 30, 1998 (Unaudited), (v) Consolidated Statements of Cash Flows for the period from February 24, 1995 (Inception) to December 31, 1995, the years ended December 31, 1996 and 1997 and the nine months ended September 30, 1997 (Unaudited) and 1998 (Unaudited), and (vi) Notes to Consolidated Financial Statements. These financial statements are being filed in accordance with Item 7(a)(4).


ITEM 7(b)    PRO FORMA FINANCIAL INFORMATION


             Filed herewith as a part of this report are Mrs. Fields' Original Cookies, Inc.'s Unaudited Pro Forma Condensed Combined Balance Sheet as of October 3, 1998 and Statements of Operations for the 53 weeks ended January 3, 1998 and the 39 weeks ended October 3, 1998, and the notes thereto. These unaudited pro forma financial statements are being filed in accordance with Item 7(a)(4).


ITEM 7(c)    EXHIBITS

Exhibit
2.1*         Stock Purchase Agreement, dated as of November 19, 1998, among Mrs.
             Fields' Original Cookies, Inc., as Buyer, Pretzelmaker Holdings, Inc., and the holders of all the outstanding stock of Pretzelmaker Holdings, Inc., collectively as Sellers (schedules and exhibits to the agreement have been omitted from this filing and will be furnished to the Securities and Exchange Commission upon request).


*    Previously filed

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             MRS. FIELDS' ORIGINAL COOKIES, INC.




DATE:    February 1, 1999                /s/  L. TIM PIERCE
                                          --------------------------------------
                                          L. TIM PIERCE, CHIEF FINANCIAL OFFICER

                                  EXHIBIT INDEX



ITEM 7(c)     EXHIBITS


Exhibit
2.1*         Stock Purchase Agreement, dated as of November 19, 1998, among Mrs.
             Fields' Original Cookies, Inc., as Buyer, Pretzelmaker Holdings, Inc., and the holders of all the outstanding stock of Pretzelmaker Holdings, Inc., collectively as Sellers (schedules and exhibits to the agreement have been omitted from this filing and will be furnished to the Securities and Exchange Commission upon request).


*   Previously Filed

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


       On August 24, 1998, Mrs. Fields' Original Cookies, Inc. ("Mrs. Fields") sold $40,000,000 in aggregate principal amount of 10 1/8 % Series C Senior Notes due 2004 (the "Offering"). The net proceeds of the Offering and the equity infusion of the net proceeds of a separate senior notes offering by Mrs. Fields' Holding Company, Inc., the parent company of Mrs. Fields, (the "MFH Equity Infusion") together with existing Company cash were used to: (i) finance the acquisition of all of the outstanding capital stock of Great American Cookie Company, Inc. ("Great American"); (ii) finance the tender offer to repurchase all of Great American's $40,000,000 aggregate principal amount of 10 7/8 % Senior Secured Notes due 2001, including accrued but unpaid interest and a premium of $1,600,000; (iii) finance the repayment of all of Great American's $10,000,000 aggregate principal amount of 12.5% Subordinated Notes, including accrued but unpaid interest; (iv) finance the retirement of Great American's Senior Redeemable Preferred Stock and Junior Redeemable Preferred Stock at an aggregate discounted purchase price of $8,400,000; (v) finance the acquisition of all of the outstanding capital stock of Deblan Corporation ("Deblan") and Chocolate Chip Cookies of Texas, Inc. ("Chocolate Chip"), two franchisees of Great American, including the repayment of assumed debt; and (vi) finance the asset purchase of eight stores controlled by another Great American franchisee (the "Karp Entities").

On October 5, 1998, Mrs. Fields purchased all of the retail cookie and related business and operations of eleven Great American stores ("Cookie Conglomerate") for an aggregate purchase price of $2,800,000. The Cookie Conglomerate acquisition was funded with financing provided by T&W Financial Services, L.L.C. and such funding is secured by the assets of the acquired stores.

       On November 19, 1998, Mrs. Fields, pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") among Pretzelmaker Holdings, Inc. ("Pretzelmaker") the holders of all outstanding capital stock of Pretzelmaker, (collectively the "Sellers") and the Company, acquired all of the outstanding capital stock of the Sellers for $5,739,000, including $5,419,000 related to outstanding capital stock and $320,000 related to severance payments in lieu of outstanding stock options, and assumed liabilities totaling $1,299,000. The transaction was financed with Sellers' Notes that were paid by the Company in installments through January 4, 1999. Of the assumed indebtedness, $722,000 was paid by the Company in installments through January 4, 1999.

       The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of Mrs. Fields and its subsidiaries, H&M Concepts Ltd. Co. ("H&M"), Pretzel Time, Inc. ("Pretzel Time"), Great American, Deblan, Chocolate Chip, the Karp Entities, Cookie Conglomerate, and Pretzelmaker. The combined operations of these entities are collectively referred to herein as the "Company." The unaudited pro forma condensed combined financial statements have been prepared using the purchase method of accounting. Mrs. Fields, H&M and Pretzel Time operate using a 52/53-week year ending near December 31. Great American operates using a 52/53-week year ending near June
30. Deblan, the Karp Entities, Cookie Conglomerate, and Pretzelmaker operate using a year ending December 31, and Chocolate Chip operates using a year ending September 30.

       The unaudited pro forma condensed combined balance sheet as of October 3, 1998 assumes that the acquisitions of Cookies Conglomerate and Pretzelmaker occurred on that date. The unaudited pro forma condensed combined statements of operations for the 53 weeks ended January 3, 1998 and the 39 weeks ended October 3, 1998 assume that the above transactions occurred as of December 29, 1996 (the first day of fiscal 1997) and combine the historical results of operations of the entities for those periods with pro forma adjustments to give effect to the acquisitions and related financings.

       The unaudited pro forma condensed combined financial statements are for illustrative purposes only. Such information does not purport to be indicative of the results which would actually have been effected on the date and for the periods indicated, nor is it indicative of actual or future operating results or financial position that may occur.

                                   THE COMPANY

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF OCTOBER 3, 1998
                                   (Unaudited)
                             (Dollars in thousands)

                                                                                                       Pro Forma
                                                                         Cookie                       Adjustments     Pro Forma
                                                       Mrs. Fields    Conglomerate   Pretzelmaker    (See Note 1)     Combined
ASSETS

CURRENT ASSETS:
     Cash and cash equivalents.......................   $    5,146        $    136     $     216      $  (1,236)(a)  $    4,262
     Accounts receivable, net........................        1,896               -           511              -           2,407
     Amounts due from franchisees and licensees, net.        5,616               -            25              -           5,641
     Inventories.....................................        4,790              72            47            (72)(a)       4,837
     Prepaid rent and other..........................        7,077               2            23             (2)(a)       7,100
                                                             -----               -            --             --           -----
        TOTAL CURRENT ASSETS.........................       24,525             210           822         (1,310)         24,247

PROPERTY AND EQUIPMENT, net..........................       35,003             436           566            365 (b)      36,370

GOODWILL AND OTHER INTANGIBLES, net..................      159,419             111         1,141          7,244 (c)     167,915

OTHER................................................        3,710              34           184            (34)(a)       3,894
                                                             -----              --           ---            ---           -----

TOTAL ASSETS.........................................     $222,657       $     791      $  2,713      $   6,265        $232,426
                                                          ========       =========      ========      =========        ========

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
     Current  portion  of  long-term  debt and
       capital lease obligations.....................     $    558       $     122      $    531      $     378 (d)    $  1,589
     Promissory notes................................            -               -             -          4,638 (d)       4,638
     Accounts payable................................        8,669             101           331           (101)(a)       9,000
     Accrued liabilities.............................       17,574              91           568            (91)(a)      18,142
                                                            ------              --           ---            ---          ------
        TOTAL CURRENT LIABILITIES....................       26,801             314         1,430          4,824          33,369
                                                            ------             ---         -----          -----          ------
LONG-TERM DEBT AND CAPITAL LEASE
     OBLIGATIONS, net of current portion.............      139,598              29           720          2,271 (d)     142,618
                                                           -------              --           ---          -----         -------
OTHER LONG-TERM LIABILITIES..........................        4,648               -           181              -           4,829
                                                             -----                           ---                          -----
MINORITY INTEREST IN SUBSIDIARY......................          308               -             -              -             308
                                                               ---                                                          ---
MANDATORILY REDEEMABLE PREFERRED STOCK                       1,171               -             -              -           1,171
                                                             -----                                                        -----
STOCKHOLDERS' EQUITY:
     Common stock....................................            -               2             -             (2)(e)           -
     Additional paid-in capital......................       59,899             474         1,071         (1,545)(e)      59,899
     Partner capital.................................            -              24             -            (24)(e)           -
     Accumulated deficit.............................       (9,768)            (52)         (689)           741 (e)      (9,768)
                                                            ------             ---          ----            ---          ------
        TOTAL STOCKHOLDERS' EQUITY...................       50,131             448           382           (830)         50,131
                                                            ------             ---           ---           ----          ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $222,657       $     791      $  2,713      $   6,265       $ 232,426
                                                          ========       =========      ========      =========       =========

             See accompanying notes to pro forma condensed combined
                             financial statements.

                                   THE COMPANY

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE 53 WEEKS ENDED JANUARY 3, 1998
                                   (Unaudited)
                             (Dollars in thousands)



                                                                           Mrs. Fields Pre-Acquisition
                                                                                                                      Pre-
                                                                                        Pretzel       Pro Forma    Acquisition
                                                                           H&M           Time        Adjustments    Pro Forma
                                                       Mrs. Fields    (See Note 3)   (See Note 4)   (See Note 2)    Combined

REVENUES:
  Net store and batter sales.......................      $ 123,987     $    9,328      $     302      $     --      $  133,617
  Franchising, net.................................          3,574             --          2,142          (653)(a)       5,063
  Licensing, net...................................          2,028             --             --            --           2,028
  Other, net.......................................            918             36            181            --           1,135
                                                               ---             --            ---                         -----
    Total revenues.................................        130,507          9,364          2,625          (653)        141,843
                                                           -------          -----          -----          ----         -------
OPERATING COSTS AND EXPENSES:
  Selling and store occupancy costs................         66,832          6,120            284          (653)(a)      72,583
  Food cost of sales...............................         28,127          1,366             63            --          29,556
  General and administrative.......................         16,730          1,326          1,617          (750)(b)      18,923
  Depreciation and amortization....................         10,403            690            118           525 (c)      11,736
                                                            ------            ---            ---           ---          ------
    Total operating costs and expenses.............        122,092          9,502          2,082          (878)        132,798
                                                           -------          -----          -----          ----         -------
    Income (loss) from operations..................          8,415           (138)           543           225           9,045
INTEREST EXPENSE...................................         (7,830)          (370)          (120)       (2,857)(d)     (11,177)
INTEREST INCOME....................................            246             --             --            --             246
OTHER INCOME (EXPENSE), net........................           (368)            --             --            --            (368)
                                                              ----                                                        ----
    Income (loss) before provision for income taxes            463           (508)           423        (2,632)         (2,254)
PROVISION FOR INCOME TAXES.........................            655             --             --            --             655
                                                               ---                                                         ---
    Income (loss) before preferred stock accretion
      and dividends of subsidiaries and minority
      interest.....................................           (192)          (508)           423        (2,632)         (2,909)
PREFERRED STOCK ACCRETION AND DIVIDENDS OF
     SUBSIDIARIES..................................           (644)            --             --            --            (644)
MINORITY INTEREST..................................           (138)            --             --          (169)(e)        (307)
                                                              ----                                        ----            ----
    Income (loss) from continuing operations.......      $    (974)    $     (508)     $     423      $ (2,801)     $   (3,860)
                                                         =========     ==========      =========      ========      ==========


OTHER DATA:
    Cash flows from operating activities...........      $     919     $      (94)     $     805       $    --      $    1,630
    Cash flows from investing activities...........        (15,505)           (32)           (24)           --         (15,561)
    Cash flows from financing activities...........         24,164           (489)            14            --          23,689
    EBITDA (See Note 11)...........................      $  18,818      $     552      $     661       $   750      $   20,781
    Ratio of earnings to fixed charges (See Note 13)            --             --          4.53x            --              --
    Deficiency of earnings to fixed charges
      (See Note 13)................................      $    (319)     $    (508)     $     --        $    --      $   (3,205)



                       See accompanying notes to pro forma
                          condensed combined financial
                                   statements.

                                   THE COMPANY

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Continued)
                     FOR THE 53 WEEKS ENDED JANUARY 3, 1998
                                   (Unaudited)
                             (Dollars in thousands)



                                                                         Mrs. Fields Post-Acquisition

                                                       Great                       Chocolate        Karp           Cookie
                                                      American        Deblan         Chip         Entities      Conglomerate
                                                    (See Note 5)   (See Note 6)  (See Note 7)   (See Note 8)    (See Note 9)

REVENUES:
   Net store and batter sales.....................    $  32,307      $  9,503       $  2,789        $  2,500     $   4,203
   Franchising, net...............................        5,391            --             --              --            --
   Licensing, net.................................           --            --             --              --            --
   Other, net.....................................          167            21             --              --            --
                                                            ---            --
     Total revenues...............................       37,865         9,524          2,789           2,500         4,203
                                                         ------         -----          -----           -----         -----
OPERATING COSTS AND EXPENSES:
   Selling and store occupancy costs..............       13,548         5,891          1,396           1,635         2,278
   Food cost of sales.............................       10,578         1,675            654             683         1,097
   General and administrative.....................        6,664         1,169            510             238           326
   Depreciation and amortization..................        2,725           255             51             121           183
                                                          -----           ---             --             ---           ---
     Total operating costs and expenses...........       33,515         8,990          2,611           2,677         3,884
                                                         ------         -----          -----           -----         -----
    Income (loss) from operations.................        4,350           534            178            (177)          319
INTEREST EXPENSE..................................       (6,219)          (73)            (5)            (18)          (40)
INTEREST INCOME...................................          307            26              5              --            --
OTHER INCOME (EXPENSE), net.......................        1,264            --             --              --            --
                                                          -----
    Income (loss) before provision for income taxes        (298)          487            178            (195)          279
PROVISION FOR INCOME TAXES........................          223           195             43              15            --
                                                            ---           ---             --              --
     Income (loss) before preferred stock
      accretion and dividends of subsidiaries and
      minority interest...........................         (521)          292            135            (210)          279
PREFERRED STOCK ACCRETION AND
DIVIDENDS OF SUBSIDIARIES.........................           --            --             --              --            --
MINORITY INTEREST.................................           --            --             --              --            --
    Income (loss) from continuing operations......    $    (521)     $    292       $    135        $   (210)    $     279
                                                      =========      ========       ========        ========     =========


OTHER DATA:
    Cash flows from operating activities..........    $   1,674      $    787       $    240        $    (20)    $     461
    Cash flows from investing activities..........          299          (690)          (184)             17           (32)
    Cash flows from financing activities..........         (105)          193            (32)             --          (387)
    EBITDA (See Note 11)..........................    $   7,075      $    789       $    229        $    (56)    $     502
    Ratio of earnings to fixed charges (See Note 13)         --          7.67x         36.60x             --          7.95x
    Deficiency of earnings to fixed charges
      (See Note 13)...............................    $  (1,090)     $     --       $     --        $   (195)    $      --



                       See accompanying notes to pro forma
                          condensed combined financial
                                   statements.

                                   THE COMPANY

                     FOR THE 53 WEEKS ENDED JANUARY 3, 1998
                                   (Unaudited)
                             (Dollars in thousands)



                                                                                    Mrs. Fields Post-Acquisition
                                                                                                                    Post
                                                                                               Pro              Acquisition
                                                                        Pretzelmaker          Forma              Pro Forma
                                                                        (See Note 10)      Adjustments            Combined
                                                                                          (See Note 2)

REVENUES:
   Net store and batter sales.....................................         $   1,819       $   (2,886)(g)      $  183,852
   Franchising, net...............................................             2,804           (1,329)(f)          11,929
   Licensing, net.................................................                --               --               2,028
   Other, net.....................................................             1,442               --               2,765
                                                                               -----                                -----
     Total revenues...............................................             6,065           (4,215)            200,574
                                                                               -----           ------             -------
 .OPERATING COSTS AND EXPENSES:
   Selling and store occupancy costs..............................             1,816           (1,329)(f)          97,818
   Food cost of sales.............................................               921           (2,886)(g)          42,278
   General and administrative.....................................             3,175           (2,670)(h)          28,335
   Depreciation and amortization..................................               403            3,931 (i)          19,405
                                                                                 ---            -----              ------
     Total operating costs and expenses...........................             6,315           (2,954)            187,836
                                                                               -----           ------             -------
     Income (loss) from operations................................              (250)          (1,261)             12,738
INTEREST EXPENSE..................................................              (224)           1,659 (j)         (16,097)
INTEREST INCOME...................................................                --               --                 584
OTHER INCOME (EXPENSE), net.......................................                --               --                 896
                                                                                                                      ---
     Income (loss) before provision for income taxes .............              (474)             398              (1,879)
PROVISION FOR INCOME TAXES........................................                --             (323)(k)             808
                                                                                                 ----                 ---
     Income (loss) before preferred stock accretion and dividends
       of subsidiaries and minority interest    ..................              (474)             721              (2,687)
PREFERRED STOCK ACCRETION AND DIVIDENDS OF SUBSIDIARIES...........                --               --                (644)
MINORITY INTEREST.................................................                --               --                (307)
                                                                                                                     ----
     Income (loss) from continuing operations ....................         $    (474)       $     721          $   (3,638)
                                                                           =========        =========          ==========


OTHER DATA:
     Cash flows from operating activities.........................         $    (114)       $      --          $    4,658
     Cash flows from investing activities.........................               (63)              --             (16,214)
     Cash flows from financing activities.........................               197               --              23,555
     EBITDA (See Note 11).........................................         $     153        $   2,670          $   32,143
     Ratio of earnings to fixed charges (See Note 13).............                --               --                  --
     Deficiency of earnings to fixed charges  (See Note 13).......         $    (474)       $      --         $    (3,623)




                       See accompanying notes to pro forma
                          condensed combined financial
                                   statements.

                                   THE COMPANY

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE 39 WEEKS ENDED OCTOBER 3, 1998
                                   (Unaudited)
                             (Dollars in thousands)


                                          Great               Chocolate    Karp      Cookie                    Pro Forma
                                         American   Deblan      Chip     Entities  Conglomerate  Pretzelmaker Adjustments  Pro Forma
                                           (See      (See       (See       (See       (See          (See         (See       Combined
                            Mrs. Fields   Note 5)   Note 6)    Note 7)    Note 8)    Note 9)       Note 10)     Note 2)

REVENUES:
  Net store and batter
    sales..................    $ 89,938   $18,932   $ 6,370   $  1,873    $ 1,489    $ 2,906      $ 1,039    $ (1,330)(g)  $121,217
  Franchising, net.........       3,884     3,449       ---        ---        ---        ---        1,724        (606)(f)     8,451
  Licensing, net...........       1,081       ---       ---        ---        ---        ---          ---         ---         1,081
  Other, net...............       1,056        82       ---        ---        ---        ---          598         ---         1,736
                                  -----        --                                                     ---                     -----
    Total revenues.........      95,959    22,463     6,370      1,873      1,489      2,906        3,361      (1,936)      132,485
                                 ------    ------     -----      -----      -----      -----        -----      ------       -------
  Selling and store
    occupancy costs........      52,357     7,645     3,523      1,000        914      1,580          992        (606)(f)    67,405
  Food cost of sales.......      21,588     6,428     1,108        454        373        733          121      (1,330)(g)    29,475
  General and
    administrative.........      12,621     5,288     1,067        421        141        303        1,656      (1,735)(h)    19,762
  Depreciation and
    amortization...........       9,707     1,510       182         22         82        118          627       3,077 (i)    15,325
                                  -----     -----       ---         --         --        ---          ---       -----        ------
  Total operating costs
    and expenses...........      96,273    20,871     5,880      1,897      1,510      2,734        3,396        (594)      131,967
                                 ------    ------     -----      -----      -----      -----        -----        ----       -------
  Income (loss) from
    operations.............        (314)    1,592       490        (24)       (21)       172          (35)      (1,342)         518
INTEREST EXPENSE...........      (9,001)   (4,077)      (43)        (2)        (8)       (17)        (152)        502 (j)   (12,798)
INTEREST INCOME............         550       258        24          4        ---        ---          ---         ---           836
OTHER INCOME (EXPENSE).....        (256)     (149)       40         11        ---         32          ---         ---          (322)
                                   ----      ----        --         --                    --                                   ----
  Income (loss) before
    provision for income
    taxes .................      (9,021)   (2,376)      511        (11)       (29)       187         (187)       (840)      (11,766)
PROVISION (BENEFIT) FOR
    INCOME TAXES ..........          68       (38)      115         27          6        ---          ---         ---           178
                                     --       ---       ---         --          -                                               ---
  Income (loss) before
    preferred stock
    accretion and dividends
    of subsidiaries and
    minority interest......      (9,089)   (2,338)      396        (38)       (35)       187         (187)       (840)      (11,944)
PREFERRED STOCK ACCRETION
    AND DIVIDENDS OF
    SUBSIDIARIES...........        (333)     ---        ---        ---        ---        ---          ---         ---          (333)
MINORITY INTEREST..........        (268)     ---        ---        ---        ---        ---          ---         ---          (268)
                                   ----                                                                                        ----
   Income (loss) from
    continuing operations      $ (9,690)  $(2,338)  $   396   $    (38)   $   (35)   $   187      $  (187)   $   (840)     $(12,545)
                               ========   =======   =======   ========    =======    =======      =======    ========      ========


OTHER DATA:
   Cash flows from operating
    activities..............   $    676   $(1,517)  $   372   $    (40)   $   (54)   $    64      $   713    $    ---      $    214
   Cash flows from investing
    activities..............    (34,315)     (310)      (72)        (7)        (2)       (64)          89         ---       (34,681)
   Cash flows from financing
    activities..............     22,498       (18)     (205)       (72)        12        (91)        (702)        ---        21,422
   EBITDA (See Note 12).....   $  9,393   $ 3,102   $   672   $     (2)   $    61    $   290      $   592    $  1,735      $ 15,843
   Ratio of earnings to
    fixed charges (See
    Note 13)................        ---       ---     12.88x       ---        ---      12.00x         ---         ---           ---
   Deficiency of earnings to
    fixed charges (See
    Note 13) ..............    $ (9,622)  $(2,888)  $   ---   $    (11)   $   (29)   $   ---      $  (187)   $    ---      $(12,879)


              See accompanying notes to pro forma condense combined
                             financial statements.

                                   THE COMPANY

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)


1.    UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(a) Adjustments to eliminate the assets and liabilities that the Company did not acquire or assume from Cookie Conglomerate as part of the acquisition, and $1,100,000 cash paid to the stockholders of Pretzelmaker on the acquisition date.

(b) Adjustments to record acquired property and equipment at their estimated fair values.

(c) Adjustment to record goodwill totaling approximately $7,256,000, off-set by the write-off of existing intangible assets. Goodwill is being amortized over 15 years. Adjustment records a covenant not to compete at $100,000 that is being amortized over one year.

(d) Adjustments to record the acquisition financing of $2,800,000, offset by the elimination of existing obligations not assumed. A portion of the financed amount is recorded as capital lease obligations and a portion is recorded as long-term debt. Adjustment to promissory notes relates to the acquisition financing of Pretzelmaker.

(e)  Adjustments  to  eliminate   Cookie   Conglomerate's   and   Pretzelmaker's
     stockholders' equity accounts.


2.   UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS

PRE-ACQUISITION

         (a) Adjustment to reflect the elimination of franchise fees and related costs as a result of consolidating H&M and Pretzel Time.

         (b) Adjustment to reflect the impact of the reduction in salaries and payroll expenses related to employees of H&M and Pretzel Time terminated at the date of the acquisitions assuming that the acquisitions were consummated as of December 29, 1996. The terminations occurred concurrent with and were a direct result of the acquisitions. These terminations will have a continuing impact, as the positions occupied by the terminated employees have been eliminated. The terminated employees will not be replaced as the Company has sufficient resources with existing staff to fulfill the applicable responsibilities. Other costs will not be incurred that will offset these reductions. The impact is factually supportable as the employees were terminated at the time of the acquisitions.

          (c) Adjustment to reflect amortization of goodwill totaling $15,500,000, which was recorded in connection with the purchase of the net assets of H&M and the majority ownership of Pretzel Time. Goodwill is being amortized over a 15-year period. Also includes adjustment to reflect a reduction in depreciation expense as a result of reducing H&M's property and equipment to estimated fair market value in connection with the acquisition. The average estimated depreciable lives for these assets are seven years.

         (d) Adjustment to reflect additional interest expense that would have been incurred on the $100,000,000 of 10 1/8 % Series A and Series B Senior Notes due 2004. Adjustment also reflects a reduction in interest expense related to:
(i) the retirement of $64,098,000 of Mrs. Fields debt with interest rates ranging from 8.78% to 10.0%; (ii) the retirement of $8,250,000 of H&M debt with interest rates ranging from 8.0% to 16.0%; (iii) the conversion of $4,643,000 of a Mrs. Fields note payable with an interest rate of 9.78%; (iv) the additional amortization related to approximately $5,976,000 of deferred loan costs assumed to be amortized over a seven-year period; and (v) net interest income on a $500,000 loan to a minority stockholder of Pretzel Time with an interest rate of 10.0%.

         (e) Adjustment to reflect the recording of the minority interest in Pretzel Time's income from continuing operations.

                                   THE COMPANY

                                   (UNAUDITED)


POST-ACQUISITION

         (f) Adjustment to reflect the elimination of franchise fees and related costs as a result of combining operations of Great American, Deblan, Chocolate Chip, the Karp Entities and Cookie Conglomerate.

         (g) Adjustment to reflect the elimination of batter sales and batter cost of sales as a result of combining operations of Great American, Deblan, Chocolate Chip, the Karp Entities and Cookie Conglomerate.

         (h) Adjustment to reflect the impact of the reduction in salaries and payroll expenses related to employees of Great American, Deblan, Chocolate Chip, the Karp Entities, Cookie Conglomerate and Pretzelmaker terminated at the date of the acquisitions assuming that the acquisitions were consummated at December 29, 1996. The terminations were a contractual component of the acquisition agreements and occurred concurrent with and were a direct result of the acquisitions. These terminations will have a continuing impact, as the positions occupied by the terminated employees have been eliminated. The terminated employees will not be replaced as the Company has sufficient resources with existing staff to fulfill the applicable responsibilities. Other costs will not be incurred that will offset these reductions. The impact is factually supportable as the employees were terminated at the time of the acquisitions.

         (i) Adjustment to reflect amortization of goodwill totaling $77,717,000 which was recorded in connection with the purchase of Great American, Deblan, Chocolate Chip, the Karp Entities, Cookie Conglomerate and Pretzelmaker. Goodwill is being amortized over a 15-year period. Also includes an adjustment to reflect a net reduction in depreciation expense as a result of reducing Great American's property and equipment and increasing Cookie Conglomerate's property and equipment to estimated fair market values in connection with each respective acquisition. The average estimated depreciable lives for these assets is seven years.

         (j) Adjustment to reflect the reduction in interest expense related to:
(i) the retirement of $40,000,000 of Great American 10.875% Senior Secured Notes; (ii) the retirement of $10,000,000 of Great American 12.5% Subordinated Notes; (iii) the elimination of Great American's original issue discount; (iv) the elimination of Great American's deferred loan costs; (v) net of additional amortization related to approximately $5,007,000 of new deferred loan costs amortized over a seven-year period; and (vi) net interest expense on the $40,000,000 of Series C Senior Notes and amortization of $600,000 of assumed discount; (vii) net interest expense on $2,800,000 of financing related to the acquisition of Cookie Conglomerate, and (viii) net interest expense on $4,682,000 of financing related to the acquisition of Pretzelmaker.

         (k) Adjustment to reflect the change in provision for income taxes due to the consolidated results of operations of the entities before provision for income taxes.

3.   H&M

         MFH, through its wholly owned subsidiary, MFPC, acquired the net assets and certain debt of H&M on July 25, 1997, and concurrent with the completion of the offering of $100,000,000 of Series A 10 1/8 % Senior Notes due 2004 ("the Prior Offering")contributed the net assets of H&M and related debt to Mrs. Fields. Accordingly, in the accompanying unaudited pro forma condensed combined statement of operations for the 53 weeks ended January 3, 1998, H&M's results of operations from December 29, 1996 to July 24, 1997 are included under the "H&M" column heading. Also, in the accompanying unaudited pro forma condensed combined statement of operations for the 39 weeks ended October 3, 1998, H&M's results of operations are included under the "Mrs. Fields" column heading. The purchase price of $13,750,000 paid by MFH was allocated based on the estimated fair values of the net assets acquired, as presented below:

Fair value of net assets acquired................................................................       $  4,132,000
Goodwill acquired................................................................................          9,618,000
                                                                                                        ------------
Total purchase price.............................................................................       $ 13,750,000
                                                                                                        ============



                                   THE COMPANY

     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)
                                   (UNAUDITED)


4.   PRETZEL TIME

         MFH acquired 56.0% of the common stock of Pretzel Time, a $500,000 note receivable from Pretzel Time's founder and contract rights on September 2, 1997. Concurrent with the completion of the Prior Offering, MFH contributed its 56.0% interest to Mrs. Fields. Accordingly, in the accompanying unaudited pro forma condensed combined statements of operations for the 53 weeks ended January 3, 1998, Pretzel Time's results of operations from December 29, 1996 to September 1, 1997 are included under the "Pretzel Time" column heading. Also, in the accompanying unaudited pro forma condensed combined statement of operations for the 39 weeks ended October 3, 1998, Pretzel Time's results of operations are included under the "Mrs. Fields" column heading.

         MFH paid $4,200,000 in cash to acquire 56.0% of the common stock of Pretzel Time and made a $500,000, five-year maturity loan, with an interest rate of 10.0%, to a minority stockholder and founder of Pretzel Time. Of the $4,200,000 paid by MFH, $750,000 was paid to Pretzel Time to be used for working capital purposes. Pretzel Time's stockholders' deficit of $425,000 at the date of acquisition was eliminated and goodwill of $5,882,000 was recorded.


5.   GREAT AMERICAN ACQUISITION

         On August 24, 1998, Mrs. Fields acquired all of the outstanding capital stock and subordinated indebtedness of Cookies USA, Inc., the owner of Great American, for an aggregate purchase price of $18,400,000. Cookies USA, Inc. was merged with and into Mrs. Fields, with the result that Great American became a direct, wholly owned subsidiary of Mrs. Fields. The purchase price was allocated based on the estimated fair values of the net assets acquired, as presented below:

Fair value of net liabilities assumed............................................................     $ (37,233,000)
Goodwill acquired................................................................................        55,633,000
                                                                                                      -------------
Total purchase price.............................................................................     $  18,400,000
                                                                                                      =============

         Because Great American operates using a 52/53-week year ending near June 30, its results of operations for the 53 weeks ended January 3, 1998 in the accompanying pro forma condensed combined statements of operations do not agree with Great American's historical results of operations for either the 52 weeks ended June 29, 1997 or June 28, 1998. Additionally, in the accompanying pro forma condensed combined statement of operations for the 39 weeks ended October 3, 1998, Great American's results of operations from December 29, 1997 to August 23, 1998 are included under the "Great American" column heading. Great American's results of operations from August 24, 1998 to October 3, 1998 are included under the "Mrs. Fields" column heading.

                                   THE COMPANY

                                   (UNAUDITED)


6.   DEBLAN ACQUISITION

         On August 24, 1998, Mrs. Fields acquired all of the outstanding capital stock of Deblan for an aggregate purchase price of $10,465,000. Accordingly, in the accompanying pro forma condensed combined statement of operations for the 39 weeks ended October 3, 1998, Deblan's results of operations from January 1, 1998 to August 23, 1998 are included under the "Deblan" column heading. Deblan's results of operations from August 24, 1998 to October 3, 1998 are included under the "Mrs. Fields" column heading. The purchase price was allocated based on the estimated fair values of the net assets acquired, as presented below:

Fair value of net assets acquired................................................................        $ 2,239,000
Goodwill acquired................................................................................          8,226,000
                                                                                                         -----------
Total purchase price.............................................................................        $10,465,000
                                                                                                         ===========


7.   CHOCOLATE CHIP ACQUISITION

         On August 24, 1998, Mrs. Fields acquired all of the outstanding capital stock of Chocolate Chip for an aggregate purchase price of $3,965,000. The purchase price was allocated based on the estimated fair values of the net assets acquired, as presented below:

Fair value of net assets acquired................................................................        $   217,000
Goodwill acquired................................................................................          3,748,000
                                                                                                         -----------
Total purchase price.............................................................................        $ 3,965,000

                                                                                                         ===========

         Because Chocolate Chip operates using a year ending September 30, its results of operations for the 53 weeks ended January 3, 1998, in the accompanying pro forma condensed combined statement of operations, do not agree with Chocolate Chip's historical results of operations for the year ended September 30, 1997. Additionally, in the accompanying pro forma condensed combined statement of operations for the 39 weeks ended October 3, 1998, Chocolate Chip's results of operations from January 1, 1998 to August 23, 1998 are included under the "Chocolate Chip" column heading. Chocolate Chip's results of operations from August 24, 1998 to October 3, 1998 are included under the "Mrs. Fields" column heading.

                                   THE COMPANY

                                   (UNAUDITED)


8.   KARP ENTITIES ACQUISITION

         On September 9, 1998, Mrs. Fields acquired the Karp Entities, consisting of eight Great American stores and related net assets, from a Great American franchisee for an aggregate purchase price of $1,750,000. Accordingly, in the accompanying pro forma condensed combined statement of operations for the 39 weeks ended October 3, 1998, the Karp Entities' results of operations from January 1, 1998 to September 9, 1998 are included under the "Karp Entities" column heading. The Karp Entities' results of operations from September 10, 1998 to October 3, 1998 are included under the "Mrs. Fields" column heading. The purchase price was allocated based on the estimated fair values of the net assets acquired, as presented below:

Fair value of net assets acquired................................................................         $  970,000
Goodwill acquired................................................................................            780,000
                                                                                                          ----------
Total purchase price.............................................................................         $1,750,000
                                                                                                          ==========


9. COOKIE CONGLOMERATE ACQUISITION

         On October 5, 1998, Mrs. Fields acquired Cookie Conglomerate, consisting of 11 Great American stores and related net assets, from two Great American franchisees for an aggregate purchase price of $2,800,000. Accordingly, in the accompanying pro forma condensed combined statement of operations for the 39 weeks ended October 3, 1998, Cookie Conglomerate's results of operations from January 1, 1998 to September 30, 1998 are included under the "Cookie
Conglomerate" column heading. The purchase price was allocated based on the estimated fair values of the net assets acquired, as presented below:

Fair value of net assets acquired.................................................................        $   801,000
Goodwill acquired.................................................................................          1,999,000
                                                                                                          -----------
Total purchase price..............................................................................        $ 2,800,000
                                                                                                          ===========


10.   PRETZELMAKER HOLDINGS, INC.

         On November 19, 1998, Mrs Fields acquired all of the outstanding capital stock of Pretzelmaker for $5,739,000, including $5,419,000 related to outstanding capital stock and $320,000 related to severance payments in lieu of outstanding stock options. Mrs. Fields paid $1,100,000 in cash upon closing of the acquisition and signed a promissory note for the remaining $4,639,000, which was paid in three installments through January 4, 1999. Accordingly, in the accompanying pro forma condensed combined financial statements of operations for the 39 weeks ended October 3, 1998, Pretzelmaker's results of operations from January 1, 1998 to September 30, 1998 are included under the "Pretzelmaker" column heading. The purchase price was allocated based on the estimated fair values of the net assets acquired, as presented below:

Fair value of net liabilities assumed.............................................................        $  (759,000)
Goodwill acquired.................................................................................          6,498,000
                                                                                                          -----------
Total purchase price..............................................................................        $ 5,739,000
                                                                                                          ===========

                                   THE COMPANY

                                   (UNAUDITED)


11.  PRO FORMA COMBINED EBITDA FOR THE 53 WEEKS ENDED JANUARY 3, 1998


                                                                                                                        THE COMPANY
                    MRS. FIELDS                                                                                            POST-
                 PRE-ACQUISITION                                                                                        ACQUISITION
                    PRO FORMA      GREAT               CHOCOLATE     KARP       COOKIE                      PRO FORMA    PRO FORMA
                     COMBINED     AMERICAN    DEBLAN      CHIP     ENTITIES  CONGLOMERATE   PRETZELMAKER   ADJUSTMENTS   COMBINED
Income (loss)
  from operations     $ 9,045      $4,350      $534       $178    $(177)        $319             $(250)      $(1,261)       $12,738

Add:
Depreciation and
  amortization...      11,736       2,725       255         51      121          183               403         3,931         19,405
                       ------       -----       ---         --      ---          ---               ---         -----         ------
    EBITDA.......     $20,781      $7,075      $789       $229    $ (56)        $502              $153      $  2,670        $32,143
                      =======      ======      ====       ====    =====         ====              ====      ========        =======



12.  PRO FORMA COMBINED EBITDA FOR THE 39 WEEKS ENDED OCTOBER 3, 1998


                                                                                                                         THE COMPANY
                                                                                                                            POST-
                                                                                                                         ACQUISITION
                                  GREAT               CHOCOLATE     KARP       COOKIE                        PRO FORMA    PRO FORMA
                   MRS. FIELDS   AMERICAN    DEBLAN      CHIP     ENTITIES   CONGLOMERATE   PRETZELMAKER    ADJUSTMENTS    COMBINED
Income (loss)
from
  operations.....   $ (314)        $1,592      $490        $(24)    $(21)       $172            $  (35)        $(1,342)    $     518

Add:
Depreciation and
  amortization...     9,707         1,510       182          22        82        118               627           3,077        15,325
                      -----         -----       ---          --        --        ---               ---           -----        ------
EBITDA...........   $ 9,393        $3,102      $672       $  (2)    $  61       $290              $592         $ 1,735       $15,843
                    =======        ======      ====       =====     =====       ====              ====         =======       =======



13.  RATIO OF EARNINGS TO FIXED CHARGES

         For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness (whether paid or accrued and net of debt premium amortization), including the amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with capital lease obligations, letter of credit commissions, fees or discounts and the product of all dividends and accretion on mandatorily redeemable cumulative preferred stock multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the current combined federal, state and local statutory tax rate.

                                   THE COMPANY

                                   (UNAUDITED)


         For the 53 weeks ended January 3, 1998, Mrs. Fields' earnings were insufficient to cover fixed charges by $319,000. For the period December 29, 1996 to July 24, 1997, H&M's earnings were insufficient to cover fixed charges by $508,000. For the period December 30, 1996 to September 1, 1997, Pretzel Time's earnings were sufficient to cover fixed charges by $423,000. For the 53 weeks ended January 3, 1998, Great American's and the Karp Entities' earnings were insufficient to cover fixed charges by $1,090,000 and $195,000, respectively. For the same period, Deblan's and Chocolate Chip's earnings were sufficient to cover fixed charges by $487,000 and $178,000, respectively. For the period ended December 31, 1997, Cookie Conglomerate's earnings were sufficient to cover fixed charges by $278,000 and Pretzelmaker's earnings were insufficient to cover fixed charges by $474,000. Mrs. Fields' post-acquisition pro forma combined earnings were insufficient to cover fixed charges for the 53 weeks ended January 3, 1998 by $3,623,000.

         For the 39 weeks ended October 3, 1998, Mrs. Fields' earnings were insufficient to cover fixed charges by $9,622,000. For the period from December 29, 1997 to August 23, 1998, Great American's earnings were insufficient to cover fixed charges by $2,888,000. For the period from January 1, 1998 to August 23, 1998, Deblan's earnings were sufficient to cover fixed charges by $511,000 and Chocolate Chip's earnings were insufficient to cover fixed charges by $11,000. For the period from January 1, 1998 to September 9, 1998, the Karp Entities' earnings were insufficient to cover fixed charges by $29,000. For the period ended September 30, 1998, Cookie Conglomerate's earnings were sufficient to cover fixed charges by $187,000 and Pretzelmaker's earnings were insufficient to cover fixed charges by $187,000. Mrs. Fields' pro forma combined earnings were insufficient to cover fixed charges for the 39 weeks ended October 3, 1998 by $12,879,000.

                  PRETZELMAKER HOLDINGS, INC. AND SUBSIDIARIES


                    INDEX TO HISTORICAL FINANCIAL STATEMENTS

                                                                                                    Page


         Report of Independent Certified Public Accountants (AJ. Robbins, PC)                       F-2

         Report of Independent Certified Public Accountants (BDO Seidman, LLP)                       F-3

         Consolidated Balance Sheets as of
                  December 31, 1996 and 1997
                  and September 30, 1998 (Unaudited)                                                 F-4

         Consolidated Statements of Operations
                  For the Period from  February 24  (Inception)  to December 31,
                  1995 and the Years  Ended  December  31, 1996 and 1997 and the
                  Nine Months Ended September 30, 1997 (Unaudited)
                  and 1998 (Unaudited)                                                               F-6

         Consolidated Statements of Stockholders' Equity
                  For the Period from  February 24  (Inception)  to December 31,
                  1995 and the Years Ended December 31, 1996 and 1997 and
                   the Nine Months Ended September 30, 1998 (Unaudited)                              F-7

         Consolidated Statements of Cash Flows
                  For the Period from  February 24  (Inception)  to December 31,
                  1995 and the Years  Ended  December  31,1996  and 1997 and the
                  Nine Months Ended September 30, 1997 (Unaudited)
                  and 1998 (Unaudited)                                                               F-8

         Notes to Consolidated Financial Statements                                                  F-9

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Pretzelmaker Holdings, Inc. and Subsidiaries
Denver, Colorado


We have audited the accompanying consolidated balance sheet of Pretzelmaker Holdings, Inc. and Subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pretzelmaker Holdings, Inc. and Subsidiaries at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, during 1997 the Company's subsidiary became non-compliant with the covenants under its bank debt agreements and the lender has not agreed to provide waivers. Accordingly, such debt has been reclassified as a current liability since, due to the covenant default, the lender has the right to accelerate the repayment of the loans.



                                                    AJ. ROBBINS, PC
                                                    CERTIFIED PUBLIC ACCOUNTANTS
                                                     AND CONSULTANTS

Denver, Colorado
December 11, 1998

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Pretzelmaker Holdings, Inc. and Subsidiaries
Denver, Colorado


We have audited the accompanying consolidated balance sheet of Pretzelmaker Holdings, Inc. and Subsidiaries as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from inception (February 24, 1995) to December 31, 1995 and for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pretzelmaker Holdings, Inc. and Subsidiaries at December 31, 1996, and the results of its operations and its cash flows for the period from inception (February 24, 1995) to December 31, 1995 and for the year ended December 31, 1996 in conformity with generally accepted accounting principles.



                                                     BDO SEIDMAN, LLP



Denver, Colorado
February 7, 1997

                  PRETZELMAKER HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                          (substantially all pledged)

                                                                              December 31,                 September 30,
                                                                        1996                1997                1998
                                                                -----------------   -----------------   -----------------
                                                                                                            (Unaudited)
CURRENT ASSETS:
   Cash                                                         $          95,914   $         115,805   $         216,261
   Accounts receivable, net of allowance for doubtful
     accounts of $10,000, $10,000 and $45,000                             485,002             642,821             510,904
   Due from affiliates                                                     77,904              46,129              24,809
   Refundable income taxes                                                 -                   56,524              -
   Inventories                                                             31,583              74,226              47,400
   Prepaid expenses and supplies                                           14,126                 237              22,677
                                                                -----------------   -----------------   -----------------

       Total Current Assets                                               704,529             935,742             822,051
                                                                -----------------   -----------------   -----------------

PROPERTY AND EQUIPMENT:
   Store fixtures and equipment                                           719,509             872,864             646,598
   Leasehold improvements                                                 336,301             416,631             267,233
   Computer equipment                                                      54,346              71,761              70,811
   Furniture and fixtures                                                  54,264              54,134              34,959
                                                                -----------------   -----------------   -----------------
                                                                        1,164,420           1,415,390           1,019,601
   Less accumulated depreciation and amortization                         150,336             341,523             453,193
                                                                -----------------   -----------------   -----------------

       Net Property and Equipment                                       1,014,084           1,073,867             566,408
                                                                -----------------   -----------------   -----------------

OTHER ASSETS:
   Intangible assets, net of accumulated amortization                   1,414,628           1,258,470           1,141,351
   Deferred tax asset                                                      62,000              62,000              62,000
   Other assets                                                           122,762              46,880              62,533
   Restricted cash                                                          -                  64,575              59,112
                                                                -----------------   -----------------   -----------------

       Total Other Assets                                               1,599,390           1,431,925           1,324,996
                                                                -----------------   -----------------   -----------------

                                                                $       3,318,003   $       3,441,534   $       2,713,455
                                                                =================   =================   =================




















           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       F-4

                  PRETZELMAKER HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                               December 31,                September 30,
                                                                        1996                1997                1998
                                                                -----------------   -----------------   -----------------
                                                                                                            (Unaudited)
CURRENT LIABILITIES:
   Bank debt                                                    $          -        $         732,916   $         443,742
   9% Notes payable in 1998                                                -                  215,587              38,500
   Accounts payable                                                       367,904             461,124             330,541
   Accruals and other payables                                             47,810             138,065             185,213
   Income taxes payable                                                    70,000              23,449              -
   Deferred initial franchise fees                                        357,760             151,500             214,950
   Current maturities of long-term debt                                   151,797              45,647              49,141
   Current portion of non-compete agreements                              130,416             151,418             168,082
                                                                -----------------   -----------------   -----------------

       Total Current Liabilities                                        1,125,687           1,919,706           1,430,169
                                                                -----------------   -----------------   -----------------

LONG-TERM OBLIGATIONS:
   Long-term debt, less current maturities                                288,639             237,130             180,555
   Unsecured promissory notes                                             534,000             540,000             540,000
   Non-compete agreements payable                                         327,221             175,803               -
   Deferred revenues                                                       -                   -                  180,906
                                                                -----------------   -----------------   ----------------

       Total Liabilities                                                2,275,547           2,872,639           2,331,630
                                                                -----------------   -----------------   -----------------

COMMITMENTS AND CONTINGENCIES
   (Note 7)

STOCKHOLDERS' EQUITY:
   Common stock, $0.001 par value; shares authorized
     1,000,000; shares issued and outstanding 135,155                         135                 135                 135
   Additional paid-in capital                                           1,070,814           1,070,814           1,070,814
   Accumulated deficit                                                    (28,493)           (502,054)           (689,124)
                                                                -----------------   -----------------   -----------------

       Total Stockholders' Equity                                       1,042,456             568,895             381,825
                                                                -----------------   -----------------   -----------------

                                                                $       3,318,003   $       3,441,534   $       2,713,455
                                                                =================   =================   =================














           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       F-5

                  PRETZELMAKER HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                        February 24                                                      Nine Months Ended
                                      (Inception) to            Years Ended December 31,                     September 30,
                                        December 31,     ------------------------------------  -------------------------------------
                                             1995                     1996               1997          1997                     1998
                                     ----------------    ------------------ ------------------ ----------------    -----------------
                                                                                                  (Unaudited)         (Unaudited)
REVENUES:
   Franchising                       $        706,410    $       1,663,846  $      2,026,385   $      1,415,632    $      1,538,486
   Net company-owned store sales              254,124            1,061,889         1,818,919          1,222,149           1,038,775
   Initial franchise fees                     435,988              893,099           778,294            593,285             186,202
   Product and equipment                      329,523            1,795,262         1,441,815          1,322,613             598,068
                                     ----------------    -----------------  ----------------   ----------------    ----------------
revenue

       Total Revenues                       1,726,045            5,414,096         6,065,413          4,553,679           3,361,531
                                     ----------------    -----------------  ----------------   ----------------    ----------------

COSTS AND EXPENSES:
   General and administrative expenses      1,088,763            2,588,832         2,685,646          2,007,944           1,546,513
   Company-owned stores expenses              275,163            1,104,908         1,815,775          1,370,404             992,336
   Product and equipment costs                209,910            1,173,866           921,131            895,829             121,254
   Losses on store closings
     and asset dispositions                    -                    -                340,491            153,611             108,858
   Litigation settlement                       -                    -                148,702            148,702              -
   Depreciation and amortization              156,382              291,862           402,693            288,566             627,337
   Interest expense                            89,247              157,242           224,536            171,316             152,303
                                     ----------------    -----------------  ----------------   ----------------    ----------------

       Total Costs and Expenses             1,819,465            5,316,710         6,538,974          5,036,372           3,548,601
                                     ----------------    -----------------  ----------------   ----------------    ----------------

INCOME (LOSS)BEFORE TAXES ON INCOME           (93,420)              97,386          (473,561)          (482,693)           (187,070)

TAXES ON INCOME                                  -                  32,459               -                  -                   -
                                     ----------------    -----------------  -----------------  -----------------   -----------------

NET INCOME (LOSS)                    $        (93,420)   $          64,927  $       (473,561)  $       (482,693)   $       (187,070)
                                     ================    =================  ================   ================    ================















           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       F-6

                  PRETZELMAKER HOLDINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                        Additional
                                           Common Stock                   Paid-in           Accumulated
                                   Shares              Amount             Capital             Deficit             Total

Balances at February 24,
1995 (Inception)                         -        $         -        $         -         $          -       $          -
   Issuance of Capital Stock          135,155                135          1,070,814               -               1,070,949
   Net loss for the period               -                  -                  -                 (93,420)           (93,420)
                             ----------------   ----------------   ----------------    -----------------  -----------------

Balances at December 31, 1995         135,155                135          1,070,814              (93,420)           977,529
   Net income for  the year              -                  -                  -                  64,927             64,927
                             ----------------   ----------------   ----------------    -----------------  -----------------

Balances at December 31, 1996         135,155                135          1,070,814              (28,493)         1,042,456
   Net loss for  the year                -                  -                  -                (473,561)          (473,561)
                             ----------------   ----------------   ----------------    -----------------  -----------------

Balances at December 31, 1997         135,155                135          1,070,814             (502,054)           568,895
   Net loss for  the period
       (unaudited)                       -                  -                  -                (187,070)          (187,070)
                             ----------------   ----------------   ----------------    -----------------  -----------------

Balances at September 30,
   1998 (unaudited)                   135,155   $            135   $      1,070,814    $        (689,124) $         381,825
                             ================   ================   ================    =================  =================



























           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       F-7

                  PRETZELMAKER HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                           February 24,                                                  Nine Months Ended
                                          (Inception) to          Years Ended December 31,                   September 30,
                                          December 31,        ----------------------------------  ----------------------------------
                                               1995                  1996               1997           1997                  1998
                                          -------------       ----------------  ----------------  ----------------   ---------------
                                                                                                    (Unaudited)        (Unaudited)
CASH FLOWS FROM OPERATING  ACTIVITIES:
   Net income (loss)                    $        (93,420)   $         64,927  $       (473,561)   $     (482,693)    $     (187,070)
   Adjustments to reconcile net
   income (loss) to net cash provided
   by (used in) operating activities:
       Depreciation and amortization             156,382             291,862           402,693           288,566            627,337
       Loss on disposal of equipment               -                  -                108,890             6,795            (76,601)
       Interest accretion                         73,637              69,974            51,884            38,904             23,161
       Deferred revenues                          -                   -                 -                 -                 180,906
       Deferred income taxes                     (22,000)            (40,000)           -                 -                    -
       Accounts receivable allowance               5,000              5,000             -                 -                  35,000
       Changes in operating assets
       and liabilities:
         Accounts receivable                    (172,836)           (211,469)          (81,319)          (52,693)            71,917
         Refundable income taxes                 (23,000)             23,000           (56,524)           -                  56,524
         Inventories                             (11,254)            (18,779)          (42,643)          (60,727)            26,826
         Due from affiliates                      -                  (77,904)           31,775            51,565             21,320
         Prepaid expenses and supplies           (14,126)             -                 13,889           (24,722)           (22,440)
         Accounts payable                        147,000             184,788            72,520           255,828           (130,583)
         Accruals and other payables              62,995             (86,315)          110,955            52,476             23,699
         Income taxes payable                     -                   70,000           (46,551)          (70,000)              -
         Deferred initial franchise fees          90,679              16,561          (206,261)         (147,910)            63,450
                                        ----------------    ----------------  ----------------    --------------     ---------------

   Net Cash Provided by (Used in)                199,057             291,645          (114,253)         (144,611)           713,446
                                        ----------------    ----------------  ----------------    --------------     ---------------
Operating Activities

CASH FLOWS FROM INVESTING  ACTIVITIES:
   Purchases of property and equipment          (445,612)           (665,948)         (278,529)         (161,209)           (75,296)
   Proceeds from sale of property and
     equipment                                    -                   -                199,564           191,064            166,361
   Purchase of business, net of cash
     acquired                                   (333,784)             -                 -                 -                   -
   Other assets                                  (63,003)            (70,451)           80,335            49,972             (7,876)
   Restricted cash                                  -                   -              (64,575)          (69,560)             5,463
                                        -----------------   ----------------  ----------------    --------------     ---------------

   Net Cash Provided by (Used in)               (842,399)           (736,399)          (63,205)           10,267             88,652
                                        ----------------    ----------------  ----------------    --------------     ---------------
Investing Activities

CASH FLOWS FROM FINANCING  ACTIVITIES:
   Proceeds from issuance of capital stock       795,000              -                 -                 -                   -
   Proceeds from notes payable                   399,000             593,878           518,426           406,728              -
   Principal payments on notes payable            -                  (49,727)         (128,928)          (84,804)          (466,261)
   Principal payments on non-compete
     agreements                                 (360,000)           (182,300)         (182,300)         (182,300)          (182,300)
   Principal payments on capital
     lease obligations                            (3,165)             (8,676)           (9,849)           (3,830)           (53,081)
                                        ----------------    ----------------  ----------------    --------------     ---------------

   Net Cash Provided by (Used in)                830,835             353,175           197,349           135,794           (701,642)
                                        ----------------    ----------------  ----------------    --------------     ---------------
Financing Activities

NET INCREASE (DECREASE) IN CASH                  187,493             (91,579)           19,891             1,450            100,456

CASH BALANCE,  beginning of period                  -                187,493            95,914            95,914            115,805
                                        ----------------    ----------------  ----------------    --------------     ---------------

CASH BALANCE, end of period             $        187,493    $         95,914  $        115,805    $       97,364     $      216,261
                                        ================    ================  ================    ==============     ===============

           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                       F-8

                  PRETZELMAKER HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Information as of September 30, 1998 and for the Nine Months Ended
                   September 30, 1997 and 1998 is unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business
Pretzelmaker Holdings, Inc. and Subsidiaries (the Company), was incorporated on February 24, 1995 and acquired all the issued and outstanding common stock of Pretzelmaker, Inc. (Pretzelmaker) on March 28, 1995. Pretzelmaker holds legal title to certain trademarks and recipes for specialty bakery products. Pretzelmaker licenses use of the trademarks and recipes to qualified third parties for the establishment and operation of Pretzelmaker stores. In connection with these licensing activities, Pretzelmaker will require third-party-licensees to use certain business formats, systems, methods, procedures, designs, layouts, specifications, tradenames and trademarks. There are licensed locations located throughout the United States and Canada, as well as in Korea. Pretzelmaker also operates company-owned stores and sports venues for the sale of its bakery products.

On September 26, 1996, Pretzelmaker Canada, Inc. (Canada) was incorporated. Pretzelmaker owns all the issued and outstanding stock of Canada. Canada has a master franchise agreement with Pretzelmaker which covers all locations in Canada.

Basis of Presentation
The Consolidated financial statements include the accounts of the Company, Pretzelmaker and Canada, its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated. The acquisition of Pretzelmaker has been accounted for as a purchase and accordingly these consolidated financial statements include the results of Pretzelmaker from the date of acquisition forward.

Unaudited Information
The accompanying consolidated financial statements as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 are unaudited and have been prepared on a substantially equivalent basis with that of the annual consolidated financial statements. In the opinion of management, the unaudited information contains all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the Company's consolidated financial position and results of operations as of September 30, 1998 and for such periods.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  PRETZELMAKER HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Information as of September 30, 1998 and for the Nine Months Ended
                   September 30, 1997 and 1998 is unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments and Credit Risk Concentration
Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash and accounts receivable. The Company places its cash in what it believes to be highly rated financial institutions. The balance in each cash account maintained in the United States is insured by the Federal Deposit Insurance Corporation up to $100,000. From time to time, balances in these accounts may exceed the insured limits.

Concentrations of credit risk with respect to accounts receivable are limited due to a broad franchisee base and generally short payment terms.

Cash and Equivalents
For the purposes of the statement of cash flows, the Company considers cash and all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventories
Inventories consisting of food products, ovens, belts and promotional materials are stated at the lower of cost or market, cost being determined on a first-in, first-out basis.

Property and Equipment
Property and equipment is stated at cost, less accumulated depreciation. Depreciation is determined using the straight-line method over the estimated useful lives of the assets as follows:

Store fixtures and equipment                                           5-7 years
Leasehold improvements                                             Term of lease
Computers and equipment                                                  5 years
Furniture and fixtures                                                   7 years

Intangible Assets
Intangible assets consist primarily of goodwill and non-compete agreements, which arose in connection with the acquisition of Pretzelmaker by the Company in 1995. The goodwill and non-compete agreements are being amortized over periods of fifteen and nine years, respectively.

Revenue Recognition
Revenue generated from company-owned stores are recognized at the point of sale. Initial franchise fees are recognized after the Company has completed performance of its initial licensing obligations. A portion of the franchise fee revenue is deferred until the commencement of operations of the licensee's location.

Advance payments received from suppliers are recorded as deferred revenues and recognized as income over the life of the related supply agreement.

                  PRETZELMAKER HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Information as of September 30, 1998 and for the Nine Months Ended
                   September 30, 1997 and 1998 is unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes
The Company recognizes deferred income tax assets or liabilities for expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred income tax assets or liabilities are determined based upon the difference between the financial and income tax bases of assets and liabilities using enacted tax rates expected to apply when differences are expected to be settled or realized. Valuation allowances will be established when necessary, to reduce deferred tax assets to the amount expected to be realized.

Foreign Currency Translation
The functional currency for the Company's foreign operations is the applicable local currency. The translation of the applicable foreign currency into U.S. dollars is computed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The gains and losses resulting from such translation are immaterial.

Recent Accounting Pronouncement
During the nine months ended September 30, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires an "all-inclusive" income presentation approach which specifies that all revenues, expenses, gains and losses recognized during the period be reported in income, regardless of whether they are considered to be results of operations of the period. The adoption of SFAS No. 130 had no material impact on the Company's financial statement presentation.

Reclassifications
Certain reclassifications have been made in the prior period consolidated financial statements to conform with the current period presentation.

Year 2000 Issues
Management of the Company has assessed the year 2000 issue and has determined that its financial software and related corporate systems and retail sales data collecting systems are not year 2000 compliant. As a result of the acquisition of the Company (Note 12) all of the Company's year 2000 non-compliant systems will be converted to Mrs. Fields' systems by early 1999.

NOTE 2 - BANK DEBT

During April 1997, the Company through Pretzelmaker established a $300,000 line-of-credit with a bank and subsequently finalized a term loan facility to repay then outstanding term debt as well as to provide financing for expansion equipment and fixtures. Advances under the line-of-credit were made based upon 75% of eligible accounts receivable and 30% of allowable inventories. Advances under the term loan facility are repayable in 36 monthly installments, plus interest. Interest on amounts outstanding on the bank debt is computed at the bank's prime rate plus 1% and the debt is collateralized by the Company's accounts receivable, inventories, intangibles and property and equipment.

                  PRETZELMAKER HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Information as of September 30, 1998 and for the Nine Months Ended
                   September 30, 1997 and 1998 is unaudited)

NOTE 2 - BANK DEBT (Continued)

The following amounts were outstanding under the bank debt agreements:

                                                               December 31,              September 30,
                                                                    1997                       1998
                                                         ----------------------     ---------------
                                                                                          (Unaudited)
Line-of-credit                                           $              300,000     $              279,692
Term loans, payable $14,114 monthly, plus interest                      432,916                    164,050
                                                         ----------------------     ----------------------

        Total                                            $              732,916     $              443,742
                                                         ======================     ======================

Under the terms of the agreements, the Company is subject to certain debt covenants, which include, among other items, limitations on capital expenditures, minimum tangible net worth and debt coverage ratio amounts and maximum leverage ratio (all as defined under the agreements). As of December 31, 1997 and September 30, 1998 the Company was not in compliance with the covenant requirements and the lender has not agreed to provide waivers of such violations. Accordingly, the term debt which by its original terms would have been classified as a long-term obligation, has been reclassified as a current liability due to the default, as the lender has the right to accelerate the repayment of the loans. Subsequent to the acquisition as discussed in Note 12, Mrs. Fields is in discussions with the lender regarding repayment or refinancing.

All required payments under the terms of the debt are current and on March 5, 1998, by mutual agreement with the lender, the Company made a $200,000 prepayment on the term loan portion of the debt. Subsequent to December 31, 1997, advances under the line-of-credit were frozen and an agreement was reached to extend the repayment of the line-of-credit balance to January 31, 1999.

As of December 31, 1996 there was approximately $409,000 outstanding in 10.1% to 10.25% term loans, payable to a bank in monthly installments through October 1999. Such amounts, which at that time totaled approximately $360,000 were repaid out of proceeds from the Company's new term loan facility discussed above.

NOTE 3 - STOCKHOLDERS' EQUITY

Preferred Stock
The Company's Articles of Incorporation authorize $0.001 par value, non-voting preferred stock in series A (300,000 shares authorized) and series B (800 shares authorized). In connection with the 1995 acquisition of Pretzelmaker by the Company, there were 275,942 share of series A and 800 shares of series B preferred shares issued. The series A and B shares contained dividends and liquidation preferences, cumulative dividend rights and were convertible into common stock of the Company under terms as defined in the agreements. No dividends were paid on the preferred shares. In connection with the acquisition of the Company discussed in Note 12, the 275,942 shares of series A and 800 shares of series B preferred stock were converted into 35,155 shares of common stock. The accompanying financial statements retroactively reflect the conversion (which has no affect on total stockholders' equity amounts) for all periods presented.

                  PRETZELMAKER HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Information as of September 30, 1998 and for the Nine Months Ended
                   September 30, 1997 and 1998 is unaudited)

NOTE 3 - STOCKHOLDERS' EQUITY (Continued)

Stock Options
The Company has 35,000 shares of common stock reserved for issuance under three stock option plans (Incentive Stock Option Plan, Non-Qualified Stock Option Plan and Stock Bonus Plan) collectively referred to as the "Plan". Through December 31, 1997, options to acquire 13,250 shares had been granted at exercise prices ranging from $13.20 to $25.00 per share. There were no options granted in 1998. The Company applies APB Opinion No. 25, Accounting for Stock Issues to Employees, in accounting for its plans. FASB Statement No. 123, Accounting for Stock-Basis Compensation, requires the Company to provide pro forma information regarding net income as if compensation cost for the Company's stock option plans has been determined in accordance with the fair value based method prescribed in FASB Statement No. 123. Under the accounting provisions of FASB Statements No. 123 the Company's reported net income (loss) would not have been materially impacted for the periods presented under FASB Statement No. 123.

As part of the acquisition of the Company discussed in Note 12, all of the stock options were cancelled in connection with the consulting, bonus and service agreements.

NOTE 4 - NON-COMPETE AGREEMENTS

In connection with the 1995 acquisition of Pretzelmaker, the Company entered into non-compete agreements with the two principal former owners of Pretzelmaker. The non-interest bearing obligations have been recorded as a liability on a discounted present value basis using an imputed interest rate of 15%. The agreements require annual payments of $182,300 and as of December 31, 1997, future minimum payments under the obligations are summarized as follows:

               Years Ending December 31,                                              Amount

1998                                                                                $   182,300
1999                                                                                    182,300
                                                                                    -----------

     Total Payments                                                                     364,600
     Less:   Amounts Representing Interest                                              (37,379)
                                                                                    -----------

     Present Value of Payments                                                          327,221
     Less:  Current Portion                                                            (151,418)
                                                                                    -----------

                                                                                    $   175,803
                                                                                    ===========

NOTE 5 - UNSECURED PROMISSORY NOTES

During 1995 the Company issued 15% unsecured promissory notes due September 30, 2000 to various parties, who at the time, were also shareholders of the Company. In addition to the stated interest, which is payable quarterly, the notes also contain a net profits interest, as defined, in all Pretzelmaker company-owned stores and sports venues. Through September 30, 1998, there has been no net profit interest due under the agreements.

                  PRETZELMAKER HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Information as of September 30, 1998 and for the Nine Months Ended
                   September 30, 1997 and 1998 is unaudited)

NOTE 5 - UNSECURED PROMISSORY NOTES (Continued)

In connection with the acquisition of the Company during November 1998 (as discussed in Note 12), the acquirer has agreed to repay the outstanding unsecured promissory notes in January, 1999.

NOTE 6 - CAPITAL LEASE OBLIGATIONS

At December 31, 1997 included with long-term debt are capitalized lease obligations incurred for store equipment, fixtures and improvements. The obligations bear implicit interest rates of 16.9% to 21.6% and require total monthly payments of approximately $6,800, decreasing as the leases are paid off through October 2001.

Total future payments required under the lease obligations at December 31, 1997 are approximately $78,600 in 1998, $76,300 in 1999, $66,800 in 2000 and
$67,300 in 2001. As of December 31, 1997, property and equipment includes $197,469 acquired through capital leases. Accumulated depreciation related to these assets was $19,183.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Operating Leases
The Company leases retail store facilities and corporate office space under long-term non-cancelable operating lease agreements requiring monthly payments over their remaining terms which expire through 2007. Certain of the retail store leases also provide for contingent rentals based upon gross revenue of the store as well as adjustments for operating costs. Additionally, as a result of master franchise agreements in Canada and former company-owned stores which have been franchised, the Company is contingently liable under lease guarantees or assignment agreements.

Total rent expense, including lease termination costs for closed company-owned stores is summarized as follows:

                       February 24
                     (Inception) to                                               Nine Months Ended
                       December 31,         Years Ended December 31,                 September 30,
                    ----------------  ---------------------------------  ---------------------------------
                            1995              1996             1997              1997             1998
                    ----------------  ---------------- ----------------  ---------------- ----------------

Rent expense        $         77,100  $         256,900 $       446,100  $         308,700  $      256,200
Lease termination
   expense                      -                 -             109,200            103,600         186,600
                    ----------------- ---------------------------------  -------------------  ------------

                    $         77,100  $        256,900  $       555,300  $         412,300$        442,800
                    ================  ================  ===============  ===================  ============

                  PRETZELMAKER HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Information as of September 30, 1998 and for the Nine Months Ended
                   September 30, 1997 and 1998 is unaudited)

NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

As of December 31, 1997, future minimum lease payments due under operating leases are as follows:

               Years Ending December 31,                                              Amount

1998                                                                                $   242,000
1999                                                                                    248,000
2000                                                                                    216,000
2001                                                                                    151,000
2002                                                                                    130,000
Thereafter                                                                              356,000
                                                                                    -----------

                                                                                    $ 1,343,000
                                                                                    ===========

During September 1998, the Company entered into a sub-lease agreement for its corporate office space providing for sub-rental income to the Company of approximately $8,000 monthly to July 2000. Such amounts are not reflected in the table above.

As of December 31, 1997, future minimum amounts due under operating leases where the Company is contingently liable under lease guarantees or assignment agreements are as follows:

               Years Ending December 31,                                              Amount

1998                                                                                $   390,000
1999                                                                                    398,000
2000                                                                                    405,000
2001                                                                                    401,000
2002                                                                                    352,000
Thereafter                                                                            1,262,000
                                                                                    -----------

                                                                                    $ 3,208,000
                                                                                    ===========

Approximately 51% of the above amounts relate to franchised locations which are owned in whole or in part by individuals or entities which were stockholders of the Company prior to the acquisition discussed in Note 12.

Legal Matters
From time to time the Company is the subject of legal actions or threatened legal actions, which it considers routine to its business activities. Management of the Company believes that the potential liability to the Company under such matters would not have a material affect on the Company's consolidated financial position, results of operations or cash flows.

                  PRETZELMAKER HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Information as of September 30, 1998 and for the Nine Months Ended
                   September 30, 1997 and 1998 is unaudited)

NOTE 8 - RELATED PARTY TRANSACTIONS

Since 1996, the Company has had business relationships with various entities owned in whole or in part by its Chairman, President, and Chief Executive Officer (the "Officer") summarized as follows:

                                                              December 31,              September 30,
                                                        1996                1997                1998
                                                -----------------   -----------------   ----------------
                                                                                            (Unaudited)
Franchise Fee Income from Related   Entities    $         200,000   $          -        $          -
Royalty and Advertising Fees from   Related                25,400              55,000              37,765
Entities in Illinois
Accounts Receivable Outstanding at  Period                 77,904              46,129              24,809
End from Related Entities

During 1997 Canada received loans totaling approximately $65,000 (U.S.) from the two largest franchisees in Canada who are related to the Company through common ownership. The proceeds are invested in a Canadian certificate of deposit and the debt evidenced by non-interest bearing promissory notes. The certificate of deposit is presented as restricted cash and the notes are included with long-term debt. The advances were made to secure a limited loan guarantee made by Canada on behalf of the franchisees. Subsequent to September 30, 1998 the loan guarantee obligation was transferred to another corporation affiliated with the franchisees and the certificate of deposit used to liquidate the related debt obligations, thereby releasing Canada from any further obligations under the agreements.

NOTE 9 - INCOME TAXES

Income taxes consisted of the following:

                                                                        December 31,
                                                        1995                1996                1997
                                                -----------------   -----------------   ------------
CURRENT:
   Federal                                      $          19,000   $          68,507   $          -
   State                                                    3,000               3,952              -
                                                -----------------   -----------------   -------------

                                                           22,000              72,459              -
                                                -----------------   -----------------   -------------

DEFERRED (BENEFIT):
   Federal                                                (20,000)            (37,000)             -
   State                                                   (2,000)             (3,000)             -
                                                -----------------   -----------------   -------------

                                                          (22,000)            (40,000)             -
                                                -----------------   -----------------   -------------

     Total                                      $             -                32,459   $          -
                                                ==================  =================   =============

                  PRETZELMAKER HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Information as of September 30, 1998 and for the Nine Months Ended
                   September 30, 1997 and 1998 is unaudited)

NOTE 9 - INCOME TAXES (Continued)

The components of the net deferred tax assets (liabilities) are summarized as follows:

                                                                                  December 31,
                                                                            1996                1997
                                                                    -----------------   ------------

Net operating loss carryforward                                     $          -        $          55,000
Intangible assets                                                              65,000              95,000
Accrued expenses                                                               -                   21,000
Accounts receivable allowance                                                   4,000               4,000
Other                                                                          -                   13,000
Accumulated depreciation                                                       (7,000)            (17,000)
                                                                    -----------------   -----------------
                                                                               62,000             171,000
                                                                    -----------------   -----------------
Valuation allowance                                                            -                 (109,000)
                                                                    -----------------   -----------------
                                                                    $          62,000   $          62,000
                                                                    =================   =================


As of December 31, 1997, the Company has a net operating loss carryforward for income tax purposes of approximately $149,000, expiring in 2012.

A reconciliation of the effective tax rates to the federal statutory rate is summarized as follows:

                                                                       December 31,
                                                        1995               1996               1997
                                                -----------------   -----------------   -----------------

Federal Statutory Income
   Tax Rate (Benefit)                                     (34.0)%               34.0%             (34.0)%
   Amortization Of Non-Deductible Goodwill                 18.2 %               21.6%               14.8%
   Non-Deductible Expenses                                 -                   -                    18.7%
   Other                                                    15.8%             (22.3)%                0.5%
                                                -----------------   ----------------    -----------------

Effective Income Tax Rate                                    0.0%               33.3%                0.0%
                                                =================   =================   =================

NOTE 10 - LITIGATION SETTLEMENT

During 1997, the Company settled a lawsuit, which arose in 1996 in a case in which the plaintiffs claimed that the Company breached the Franchise Agreement by failing to grant a specific mall location. The plaintiffs sought damages of approximately $600,000, plus punitive damages and attorney fees. The cost of the settlement, including the Company's outside legal fees, was approximately $149,000.

                  PRETZELMAKER HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Information as of September 30, 1998 and for the Nine Months Ended
                   September 30, 1997 and 1998 is unaudited)

NOTE 11 - SUPPLEMENTAL CASH FLOW INFORMATION

                              February 25
                             (Inception) to                                                Nine Months Ended
                              December 31,           Years Ended December 31,                          September 30,
                             ----------------   --------------------------------  ---------------------------------
                                     1995               1996            1997              1997            1998
                             ----------------   --------------------------------  ---------------- ----------------

Supplemental Disclosure
   of Cash Flow Information:
Cash paid for:
   Interest                  $         69,600   $         87,900  $      157,400  $        106,700 $        106,800
   Income taxes                        45,000              4,000         103,800            89,700            8,600

Supplemental Disclosure
of Non-Cash Investing
and Financing Activities:
   Preferred Stock Issued
     in Pretzelmaker
     Acquisition                      279,800             -               -                 -                -
   Equipment Acquired
     under Financing
     Obligations                       42,100             -              417,200           297,200           -
   Company-owned Stores
     Sold with Deferred Terms          -                  -               76,500            76,500           25,000

NOTE 12 - SUBSEQUENT EVENT - ACQUISITION OF COMPANY

During November 1998 the stockholders of the Company sold their shares to Mrs. Field's Original Cookies, Inc. ("Mrs. Fields"). As a condition to closing, by mutual agreement among the parties, all preferred shares previously outstanding were converted to common shares, outstanding stock option agreements were terminated, and the repayment terms under the non-compete agreements and unsecured promissory notes were modified so that such obligations would be repaid by Mrs. Fields by January 1999.

In connection with the acquisition of the Company, Pretzelmaker entered into various consulting, bonus and severance agreements totaling $327,300 to be paid during December 1998 and January 1999.